Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our report on Pioneer International Growth Fund dated January 7, 2000 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 10 and Amendment No. 11 to Registration Statement File Nos. 33-53746 and 811-07318, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
March 29, 2000